UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 28, 2015

Waste Management, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. employer identification number)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On July 28, 2015, Waste Management, Inc. (the “Company”) was given notice that the Waste Management Retirement Savings Plan and the Waste Management Retirement Savings Plan for Bargaining Unit Employees (the “Plans”) will be merging and changing recordkeepers, effective September 23, 2015. As a result of these changes, there will be a “blackout period” imposed on participants in the Plans. During the blackout period, participants will be unable to change contribution rates, direct or diversify investments in individual accounts (including accounts invested in the Company common stock fund), obtain a loan from a Plan, obtain a hardship or other withdrawal, or obtain a distribution from a Plan. The blackout period is expected to begin at 4:00 p.m. ET on September 8, 2015 and is scheduled to end the week of September 23, 2015. During the blackout period and for two years after the ending date of the blackout period, a security holder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout period by submitting a request to Waste Management, Inc., 1001 Fannin, Houston, Texas 77002, Attn: Corporate Secretary; 713.512.6200.

In connection with the foregoing, on July 30, 2015 the Company sent a notice to its directors and executive officers pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. The notice informed them of the blackout period, during which they are not permitted, directly or indirectly, to purchase, sell or otherwise acquire or transfer any equity security of the Company if the director or executive officer would acquire or previously acquired such equity security in connection with service or employment as a director or executive officer of the Company. A copy of the notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number

99.1	Notice delivered to directors and executive officers of the Company on July 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: July 30, 2015

	By:	/s/ Barry H. Caldwell
Barry H. Caldwell
Senior Vice President, Corporate Affairs
Chief Legal Officer

Exhibit Index

Exhibit Number	Description

99.1	Notice delivered to directors and executive officers of the Company on July 30, 2015.